FORMULAE FOR DETERMINING "30-DAY YIELDS" FOR EQUI-VEST SERIES CONTRACTS
                            AS OF DECEMBER 31, 1994
Invested in One Investment Fund  (Intermediate  Government  Securities  Quality
                 Bond, or High Yield) of the Hudson River Trust

       MOR[superscript: HRT][subscript: 12-31-94] =    [(YTD[supercript: HRT][subscript: 12-31-94]) / (YTD[superscript:
       HRT][subscript: 11-30-94])] - 1

       MOR[superscript: SA][subscript: 12-31-94]  =    [(UV [superscript: SA][subscript: 12-31-94]) / (UV[superscript:
       SA][subscript 11-30-94])] - 1

       SAC[superscript: SA][subscript: 12-31-94]  =    1 - [(1 + MOR[superscript: SA[subscript: 12-31-94) / (1 + MOR[superscript:
       HRT][subscript: 12-31-94])][superscript: 365/(number of Days in Month Ending 12-31-94)

       YIELD[superscript: SA[subscript: 12-31-94]=     (YIELD[superscript: HRT][subscript: 12-31-94]) - (SAC[superscript:
       SA][subscript: 12-31-94]) - (AC[superscript: SA][subscript: 12-31-94])

       YIELD[superscript: MIN][subscript: 12-31-94]=   MIN {(YIELD[superscript: SAEQV][subscript: 12-31-94), (YIELD[superscript:
       SAPRP][subscript: 12-31-94]) }

where  UV[subscript: t]      is the separate account unit value at time t.

       YTDR[subscript: t]    is the year-to-date return as of time t.

       MOR[subscript: t]     is the unannualized  return for the month ending at
                             time t.

       YIELD[subscript: t]   is the annual  yield rate based on month  ending at
                             time t.

       SAC[subscript: t]     is the annual  rate of  separate  account  daily
                             asset-based charge for month ending at time t.

       AC[subscript: t]      is the average annual  administrative  charge as of
                             time t.

       HRT                   denotes Hudson River Trust.

       SA denotes either separate account, SAEQV or SAPRP, as defined below.

       SAEQV                 denotes the SA specific TO "EQUI-VEST"  (Series 100
                             & 200) contracts

       SAPRP denotes the SA specific to "EQUI-VEST PRP" (Series 300 & 400) contracts.

       MIN denotes the lower, or worse, of the SAEQV and SAPRP rates.

                      Intermediate                            Intermediate
                      Government      Quality      High       Government     Quality      High
                      Securities      Bond         Yield      Securities      Bond        Yield
                      ------------    -------      -----      ----------      ----        -----

                      Year to date returns (unannualized):     Income Yields unannualized:
                                                               ---------------------------
1     10/31/94   1      -4.47%       -4.83%        -1.53%
2     11/30/94   2      -4.72%       -4.98%        -3.59%         5.400%      6.718%      9.442%
3     12/31/94   3      -4.37%       -5.10%        -2.79%         6.345%      6.365%     10.534%
4     1/31/95    4       1.56%        1.49%         0.98%         0.000%      0.000%      0.000%
5     2/28/95    5       3.29%        3.44%         3.96%         0.000%      0.000%      0.000%
6     3/31/95    6
7     4/30/95    7         1            1             1            1           1           1


-----------------------------
SA YIELD CALCULATIONS:          12/31/94
-----------------------------

          -------------------------------------------------------------
              HUDSON RIVER TRUST       EQUI-VEST       EQUI-VEST PRP
          -------------------------------------------------------------

         Intermediate                  Intermediate                    Intermediate
          Government  Quality  High    Government   Quality    High     Government   Quality     High
           Securities  Bond   Yield     Securities   Bond      Yield     Securities   Bond      Yield
           ----------  ----   -----     ----------   ----      -----     ----------   ----      -----
Year-to-date returns (unannualized):

11/30/94    -4.72%   -4.98%  -3.59%
12/31/94    -4.37%   -5.10%  -2.79%

Accumulation unit values:

11/30/94                               97.948050  94.084989   95.194461  97.946050  94.084989  95.194461
12/31/94                               98.193986  93.866039   95.882880  98.193986  93.866039  95.882880

Monthly returns (unannualized):

  12/31/94    0.37%    -0.13%  0.83%       0.25%     -0.23%       0.72%      0.25%      -0.23%     0.72%

Separate Account daily asset charge
(unannualized):                           0.0134      0.0134      0.0134     0.0134      0.0134    0.0134

11/30/94
12/31/94                                  1.332%     1.247%      1.238%     1.332%      1.247%    1.238%

Average annual SA administrative         0.00113    0.00113     0.00113    0.00113     0.00113   0.00113
charges (in %):

12/31/94                                  0.113%     0.113%      0.113%     0.113%      0.113%    0.113%

Yields (annualized):

12/31/94    6.345%   6.365%  10.534%      4.900%     5.005%      9.183%     4.900%      5.005%    9.183%

"Worpe" Yields (EQUI-VEST vs. EQUI-VEST PRP):

12/31/94                                  4.900%     5.005%      9.183%





                                     Table 2

                        SA Yields as of December 31, 1994

                        Intermediate
                         Government        Quality          High
                          Securities        Bond            Yield
                        ------------       -------          -----
EQUI-VEST series              4.900%          5.005%          9.183%